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                                   EXHIBIT 99


MARSH SUPERMARKETS, INC. SCHEDULES FISCAL 2001 EARNINGS ANNOUNCEMENT

INDIANAPOLIS, May 24, 2001 -- Marsh Supermarkets, Inc. (Nasdaq:MARSA) and (Nasdaq:MARSB) plans to release fourth quarter and fiscal 2001 earnings on June 1, 2001.

Marsh's management will discuss the quarter and fiscal year results on June 1, 2001 at 11:30 a.m. eastern time in a conference call. The conference call will be simulcast on the Internet and will be available for replay on the Marsh Website at www.marsh.net or at ww.irconnect.com/marsa and www.streetfusion.com.

Marsh is a leading regional chain operating 71 Marsh(R) and 28 LoBill Foods(R) supermarkets, 188 Village Pantry(R) convenience stores and 2 Savin*$(R) limited selection every day low price stores, in central Indiana and western Ohio. The Company also operates Convenience Store Distributing Company(R), a wholesale distributor serving 1,000 non-affiliated stores in nine states, Crystal Food Services(TM), a specialist in catering, business cafeteria management, vending and concessions, and McNamara(R) Florist and Enflora -- Flowers for Business(R), the leading upscale traditional florist in Indianapolis.

CONTACT:  Marsh Supermarkets, Inc.
          Douglas W. Dougherty, Chief Financial Officer
          (317) 594-2627